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                                                                   EXHIBIT 10.13






                              OFFICER'S CERTIFICATE


         I, the undersigned, do hereby certify and represent that:

         1. I am the duly elected Senior Vice President and Chief Business Officer of deCODE genetics, Inc., a Delaware Corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.13 to deCODE genetics, Inc.'s Registration Statement on Form S-1 is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Senior Vice President and Chief Business Officer of deCODE genetics, Inc. on this 7th day of March, 2000.



                       By:     /s/  Hannes T. Smarason
                               -----------------------------------------

                       Name:   Hannes T. Smarason
                       Title:  Senior Vice President and Chief Business Officer


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[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT
CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                             COLLABORATION AGREEMENT
                                     BETWEEN
                  THE ICELANDIC HEART ASSOCIATION, HJARTAVERND
                         AND ISLENSK ERFDAGREINING EHF.

The Icelandic Heart Association, Hjartavernd, (hereinafter "HV") and Islensk erfdagreining ehf. (hereinafter "IE") hereby enter into the following

                                    Agreement

on collaboration and financing of research into the heredity of certain disorders.

I.       DECLARATION OF INTENT

HV and IE agree to collaborate on the basis of this Agreement on searching for genetic factors contributing to the genesis of certain disorders on which HV has information in its database. Decisions shall be made separately on each collaboration project, hereinafter referred to as "Research Projects" and a written protocol and written operating plan will be drawn up for each Research Project based on this Agreement, cf. Chapters II, IV and V.

The parties to this Agreement undertake to treat all personal information as confidential, and the parties undertake to observe the guidelines of the Data Protection Commission (or a specially appointed representative of the Data Protection Commission) regarding the handling and processing of such information as well as the conditions of the Science Ethics Committee of the Ministry of Health.

II.      CONTRIBUTION OF THE PARTIES

HV will supply each Research Project with clinical data and research conclusions based on the files of participants in previous studies of HV and other clinical information relating to individual projects.

Specialised staff of HV will be in charge of relations with the individuals intended for participation in each Research Project, including the performance of blood sampling. Furthermore, HV will contribute the specialised knowledge of its heart specialists and genetics experts in the experimental design of each Research Project, the conduct of experiments and interpretation of their results.

IE will contribute its expertise in molecular genetics and statistical genetics in all the areas required to achieve the established objectives of each Research Project.

IE will also contribute its own equipment and research supplies (reagents) for use in specially defined projects.

Furthermore, IE will pay to HV all additional costs resulting from the work of HV on each Research Project (finance the additional material and wage cost resulting from calling in participants for each individual Research Project and the necessary sampling).


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III.  RIGHTS OF THE PARTIES

IE will own all financial and commercial rights to individual Research Projects and their conclusions and IE shall have the right to sell them before or after each Research Project is concluded.

If IE or its parent company, deCODE genetics Inc., succeeds in contracting for the sale of individual Research Projects or their conclusions or sells the results of a Research Project to a third party, HV will receive as its share [CONFIDENTIAL TREATMENT REQUESTED] of all payments to IE or to deCODE genetics Inc., as applicable, during the term of the contract less the payment of the research costs and the investment in IE or deCODE genetics Inc.

If IE or deCODE genetics INC. concludes a contract with a third party pursuant to Paragraph 2 above, IE will pay to HV [CONFIDENTIAL TREATMENT REQUESTED] on signature of such contract, and thereafter an annual amount of [CONFIDENTIAL TREATMENT REQUESTED] during the course of the Research Project in question, the total amount never to exceed [CONFIDENTIAL TREATMENT REQUESTED]. In the event that the Research Project is concluded in a shorter time than five years by achieving the objective of the Research Project, HV will receive on such conclusion the amount which remains unpaid of the [CONFIDENTIAL TREATMENT REQUESTED] for the Research Project in question. This amount will be paid to HV for use in its own research other than the research covered by this Agreement, but not for administrative costs. This payment is in addition to and independent of the [CONFIDENTIAL TREATMENT REQUESTED] payment pursuant to Paragraph 2 of this Chapter III.

In the event that it proves necessary to enter into collaboration with other parties in respect of individual Research Projects, a further agreement shall be reached on the division of payments between HV and such third party so that the total payment by IE pursuant to the above remain unchanged.

On signature of this Agreement, IE will pay to HV in confirmation of their mutual intent to collaborate, [CONFIDENTIAL TREATMENT REQUESTED] which HV shall own and dispose of without specific commitment on the part of HV. [CONFIDENTIAL TREATMENT REQUESTED]

IV.      MANAGEMENT

Decisions regarding each Research Project will be taken by HV and IE jointly, and a Steering Committee will be formed composed of an equal number of representatives from each party to this Agreement in order to formulate rules on the arrangement, control and implementation of each Research Project. The Co-ordinator of each Research Project shall be selected from among the members of the Steering Committee.

The Steering Committee is also responsible for defining the objectives of each Research Project and establishing the professional requirements which the parties to this Agreement approve as appropriate to the conduct of research.

The Steering Committee is responsible for the processing of data and publication of results pursuant to the rules of Chapter V hereof.





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V.       PROCESSING AND DISSEMINATION OF INFORMATION

The results of Research Projects will be published as soon as they fulfil academic requirements and are fit for publication. In the event that a third party submits to IE a request for postponement of the publication of results when they are ready for publication pursuant to the above, the publication may be delayed for a maximum of 90 days. Efforts shall be made at all times to safeguard the commercial value of the results by means other than 90 days' postponement.

The Steering Committee for each Research Project shall decide beforehand on the Co-ordinator of the Project. As a rule, the Co-ordinator shall be the last author of scientific articles, but the order of authors shall in other respects conform to applicable rules in the international scientific community.

VI.      LIMITATIONS ON COLLABORATION WITH OTHER PARTIES

HV covenants not to work with others on individual research projects on heredity on which a decision has been made to collaborate with IE during the course of such Research Project. In the event that IE or its parent company, deCODE genetics INC. have contracted for the sale of the Research Project in question and the Project leads to a discovery, HV covenants not to enter into collaboration with other parties on the part of the Research Project which led to the discovery for five years following the conclusion of the Research Project or the part of the Project which led to a discovery. However, if the Research Project does not lead to a discovery, HV is entitled to collaborate with other parties following the conclusion of the Research Project. However, HV shall retain its right to take up collaboration with other parties on genetic research into the risk factors of coronary diseases and arteriosclerosis, but only provided that individual Research Projects which IE and HV have decided to collaborate on do not deal with the same subject.

IE covenants that during the course of a Research Project, IE will not take up collaboration with other parties in the area of the Research Project in question unless the Steering Committee regards such collaboration as necessary in order to achieve the objectives of a Research Project. In the event that it should prove necessary to add new partners to individual Research Projects, the Steering Committee shall decide on the choice. In the event of a dispute within the Steering Committee, HV will decide on the choice of additional partners. However, the provisions of this Paragraph shall not preclude collaboration by IE in the area of individual Research Projects with the parties who have negotiated the purchase of the Research Project in question or its conclusions or results, provided that such collaboration does not prejudice the rights of HV pursuant to Paragraph 2 of Chapter III.

Subject to the provisions of Paragraph 1 of Chapter III, the parties to this Agreement agree that this Agreement is not transferable, in part or in its entirety, to other legal entities or individuals without the consent of both parties to this Agreement.

VII. TERM AND CONCLUSION OF PROJECT

Collaboration on any individual Research Project shall normally continue for a term of no longer than five years, or until individual research projects are concluded. At the conclusion of a Project, all clinical data (DNA and all information) shall, under all circumstances, be returned to HV. In the event that one or both parties see reason to




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continue their collaboration following the agreed term, such continuation shall be considered independently.

VII.     SETTLEMENT OF DISPUTES

In the event of a dispute between the parties regarding the implementation of this Agreement or performance which cannot be resolved within the Steering Committee, two parties, one from each party to this Agreement, shall attempt to reach a consensus on settlement of the dispute. In the event that no settlement can be reached by these two parties within two weeks from the time that the dispute was submitted to them, each party to this Agreement shall appoint one arbitrator and the parties to this Agreement jointly request the appointment of a neutral third arbitrator by the District Court of Reykjavik to participate in the resolution of the dispute, and the three parties shall constitute an arbitration tribunal. The tribunal shall conclude their resolution of the dispute within one month from the time that the tribunal is fully constituted.

The cost of the work of the arbitration tribunal shall be subject to the decision of the tribunal at each time. The work of the tribunal, procedure and conclusions before the tribunal shall in other respects be governed, as applicable, by Act No. 53/1989 on Contractual Arbitration.

Notwithstanding the above provisions on arbitration, issues involving the collection of payments under this Agreement which are not in dispute between the parties to this Agreement may be submitted to the courts, as well as any disputes regarding financial claims which either party may make against the other party on the basis of the decision of the arbitration tribunal regarding the default or breach by the other party to this Agreement, provided that the claim has not previously been submitted to the arbitration tribunal. Such issues shall be submitted to the District Court of Reykjavik.

This Agreement is done in two identical copies, one to be held by each party to this Agreement.

Reykjavik 13 February 1998

For Hjartavernd:                               For Islensk erfdagreining ehf.

Magnus Karl Petursson [sign.]                  Kari Stefansson [sign.]

Guomundur Porgeirsson [sign.]

Vilmundur Guonason [sign.]

Nikulas Sigfusson [sign.]

Aslaug Ottesen [sign.]





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